UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

As previously disclosed, on March 28, 2011, Rural/Metro Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WP Rocket Holdings LLC, a Delaware limited liability company (“Parent”), and WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. On May 26, 2011, the Company filed a definitive proxy statement describing the Merger with the U.S. Securities and Exchange Commission (the “SEC”). Merger Sub and Parent are affiliates of Warburg Pincus LLC (“Warburg Pincus”) formed by Warburg Pincus to acquire the Company.

As disclosed in the Company’s definitive proxy statement, the Company, each member of the Board of Directors of the Company (the “Board of Directors”), Warburg Pincus, Parent and Merger Sub were named as defendants in purported class action lawsuits brought by alleged stockholders of the Company challenging the Merger.  The stockholder actions were filed in the Court of Chancery of the State of Delaware (Llorens v. Rural/Metro Corporation, et al., filed April 6, 2011 and amended April 21, 2011, (the “Llorens action”) and Joanna Jervis v. Rural/Metro Corporation, et al., filed May 16, 2011, (the “Jervis Delaware action”)) and in the Superior Court of the State of Arizona, County of Maricopa (Joanna Jervis v. Rural/Metro Corporation, et al., filed April 6, 2011 and amended April 14, 2011 (the “Jervis Arizona action”)).

On May 16, 2011, Joanna Jervis, the stockholder in the Jervis Arizona action, filed a complaint in the Court of Chancery of the State of Delaware. On May 23, 2011, after plaintiff filed a complaint in Delaware, the parties filed a stipulation of dismissal and proposed order dismissing the Jervis Arizona action, which the court so-ordered on May 24, 2011.

On May 27, 2011, the Court of Chancery of the State of Delaware entered an Order of Consolidation and Appointment of Lead Counsel designating Plaintiff Llorens as Lead Plaintiff and Faruqi & Faruqi, LLP as Lead Counsel under the caption In re Rural Metro Corporation Consolidated Shareholders Litigation, C.A. No. 6350-VCS (the “Consolidated Delaware Action”).  A Second Scheduling Order was entered on June 10, 2011, updating the Stipulated Scheduling Order entered on May 3, 2011.  Depositions were completed on June 10, 2011.

On June 16, 2011, the Company, each member of the Board of Directors, Warburg Pincus, Parent, Merger Sub and the Lead Plaintiff in the Consolidated Delaware Action reached an agreement in principle, subject to the Court’s approval, providing for the settlement and dismissal, with prejudice, of the Consolidated Delaware Action filed in connection with the Merger. Pursuant to such agreement in principle, on June 16, 2011, the Company agreed to make certain supplemental disclosures regarding the Merger and filed a supplement to the Company’s definitive proxy statement (the “supplement”).

The settlement will not affect the merger consideration to be paid to stockholders of the Company in connection with the proposed merger or the timing of the special meeting of stockholders of the Company scheduled for June 27, 2011 at 10:00 a.m., local time, at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258 to consider and to vote upon a proposal to adopt the merger agreement, among other things.

A copy of the supplement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the settlement of the Consolidated Delaware Action is qualified in its entirety by reference to the summary thereof set forth in the supplement.

Additional Information and Where to Find It

In connection with the Merger, the Company filed its definitive proxy statement and a form of proxy on Schedule 14A on May 26, 2011 and other related materials with the SEC.  The definitive proxy statement and proxy were first mailed to stockholders on or about May 27, 2011. COMPANY INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders may obtain copies of the proxy statement, the supplement and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from the Company’s website at http://www.ruralmetro.com.  Investors and stockholders may also obtain copies of the definitive proxy statement, the supplement and other documents related to the Merger (when available) for free by written or telephonic request to Rural/Metro Corporation, c/o Corporate Secretary, 9221 E. Via de Ventura, Scottsdale, AZ 85258, telephone (480) 606-3886.

Item 9.01                     Financial Statements and Exhibits.

(d)                                  Exhibits.

The Exhibit Index appearing after the signature page below is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: June 17, 2011	By:	/s/ Michael P. DiMino
Michael P. DiMino
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Proxy Statement Supplement, dated June 17, 2011.